UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-14303	38-3161171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (313) 758-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 17, 2017,  American Axle & Manufacturing Holdings, Inc., (the “Company”) (NYSE: AXL) and its wholly owned subsidiary, American Axle & Manufacturing, Inc. (“AAM Inc.”) entered into a Second Supplemental Indenture, dated as of May 17, 2017, (the “Second Supplemental Indenture”) to the Indenture, dated as of November 3, 2011 (the “Base Indenture”) among the Company, AAM Inc., certain subsidiary guarantors and U.S. Bank National Association, as trustee, as supplemented and amended by the First Supplemental Indenture, dated as of March 23, 2017, (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) which adds certain subsidiaries of the Company as a guarantors under the Indenture.

The Second Supplemental Indenture is filed as Exhibit 4.1 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Second Supplemental Indenture, dated May 17, 2017, among the Company, AAM Inc., certain subsidiary guarantors and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: May 17, 2017	By:	/s/ Christopher J. May
Christopher J. May
Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Second Supplemental Indenture, dated May 17, 2017, among the Company, AAM Inc., certain subsidiary guarantors and U.S. Bank National Association, as trustee.